                                                     Registration No. __________

      As filed with the Securities and Exchange Commission on June 21, 2002

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               ------------------

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                               ------------------

                            USFREIGHTWAYS CORPORATION
             (Exact name of registrant as specified in its charter)



                Delaware                                  36-3790696
      (State or other Jurisdiction                     (I.R.S. Employer
    of incorporation or organization)               Identification Number)

  8550 West Bryn Mawr Avenue, Suite 700                 (773) 824-1000
         Chicago, Illinois 60631                 (Telephone number, including
    (Address, including zip code, of              area code, of registrant's
registrant's principal executive offices)        principal executive offices)


                       USF EMPLOYEES' STOCK PURCHASE PLAN

                                Samuel K. Skinner
                 Chairman, President and Chief Executive Officer
                            USFreightways Corporation
                      8550 West Bryn Mawr Avenue, Suite 700
                             Chicago, Illinois 60631
                                 (773) 824-1000

                                    copy to:

                                Richard C. Pagano
               Senior Vice President General Counsel and Secretary
                      8550 West Bryn Mawr Avenue, Suite 700
                             Chicago, Illinois 60631
                                 (773) 824-1000

            (Name, address, including zip code and telephone number,
                   including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------------
Title of each                    Amount to be         Proposed maximum       Proposed maximum           Amount of
class of securities              registered(2)       offering price per     aggregate offering     registration fee(3)
to be registered(1)                                       share(3)               price(3)
----------------------------------------------------------------------------------------------------------------------
Common Stock, par value             25,000                 $35.66                $891,500                  $83
$.01 per share
----------------------------------------------------------------------------------------------------------------------

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2) The shares to be registered hereunder represent 25,000 shares of Common Stock previously registered under the Form S-8 filed for the registrant's 1992 Stock Option Plan, File No. 33-58270, filed on February 12, 1993 which are being transferred by the registrant to its Employees' Stock Purchase Plan. In addition, this Registration Statement includes any additional shares of the registrant's Common Stock that may be issued pursuant to antidilution provisions contained in the plan.

(3) The offering price is not known. Pursuant to Rule 457(h), the registration fee was completed on the basis of the average of the high and low prices of the registrant's Common Stock on the NASDAQ National Market on June 17, 2002.

                                     PART II

                           INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     The following documents, which have heretofore been filed by USFreightways Corporation (the "Company") with the Securities and Exchange Commission (the "Commission"), are incorporated by reference in this Registration Statement, except to the extent that any statement or information therein is modified, superseded or replaced by a statement or information contained in any other subsequently filed document incorporated herein by reference:

        i. the Company's Annual Report on Form 10-K for the year ended December 31, 2001, filed with the Commission on March 22, 2002;

        ii. the Company's Quarterly Report on Form 10-Q for the period ended March 30, 2002, filed with the Commission on May 10, 2002;

        iii. the Company's Current Report on Form 8-K filed with the Commission on May 30, 2002;

        iv. the description of the Company's Common Stock, $0.01 par value per share, contained in the Company's Registration Statement on Form 10 under the Securities Exchange Act of 1934 (the "Exchange Act") with respect to such stock and all amendments and reports filed for purposes of updating such descriptions; and

        v. the description of the Company's stock purchase rights contained in the Company's Registration Statement on Form 8-A, dated March 18, 1994, including any amendment or report filed for the purpose of updating such description.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

     On June 15, 2002, Arthur Andersen LLP, the Company's independent public accounting firm for the years January 3, 1998 through 2001, was convicted on federal obstruction of justice charges arising from the U.S. Government's investigation of Enron Corp. On May 30, 2002, the Company dismissed Arthur Andersen LLP as its independent public accountants and hired Deloitte & Touche LLP as its independent auditors for the year ending December 31, 2002. The Company has not been able to obtain, after reasonable efforts, the written consent of Arthur Andersen LLP to its naming it in this Registration Statement as having certified the Company's consolidated financial statements for the year

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ended December 31, 2001, as required by Section 7 of the Securities Act.
Accordingly, investors will not be able to sue Arthur Andersen LLP pursuant to
Section 11(a)(4) of the Securities Act and therefore may have their recovery limited as a result of the lack of consent.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

     The by-laws of the Company provide that the Company shall indemnify its officers and directors to the fullest extent permitted by applicable law.
Section 145 of the Delaware General Corporation Law (the "DGCL") provides, in general, that each director and officer of a corporation may be indemnified against expenses (including attorneys' fees, judgments, fines and amounts paid in settlement) actually and reasonably incurred in connection with the defense or settlement of any threatened, pending or completed legal proceedings in which he is involved by reason of the fact that he is or was a director or officer if he acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe that his conduct was unlawful. If the legal proceeding, however, is by or in the right of the Company, the director or officer may not be indemnified in respect of any claim, issue or matter as to which he shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Company unless a court determines otherwise.

     The Restated Certificate of Incorporation of the Company provides that the personal liability of the directors of the Company shall be eliminated to the fullest extent permitted by applicable law. The DGCL permits a corporation's certificate of incorporation to provide that no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for any breach of his fiduciary duty as a director, provided, however, that such provision shall not apply to any liability of a director (1) for any breach of a director's duty of loyalty to the Company or its stockholders, (2) for acts or omissions that are not in good faith or involve intentional misconduct or a knowing violation of the law, (3) under Section 174 of the DGCL, or (4) for any transaction from which the director derived an improper personal benefit.

Item 7.  Exemption From Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         See Exhibit Index which is incorporated herein by reference.

Item 9.  Undertakings.

(a)      The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              i. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

              ii. To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

              iii. To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act and each filing of the plan's annual report pursuant to Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to officers, directors, and controlling persons of the registrant pursuant to the registrant's certificate of incorporation or by-laws, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on the 18th day of June, 2002.

                            USFreightways Corporation

                            By: /s/ Christopher L. Ellis
                                -----------------------------------------------
                                Christopher L. Ellis
                                Senior Vice President, Finance and Chief
                                Financial Officer

                                POWER OF ATTORNEY

     The undersigned hereby appoint Christopher L. Ellis, Robert S. Owen and Richard C. Pagano, and each of them singly, as true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as a director and/or officer of USFreightways Corporation) to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in their respective capacities on this 18th day of June, 2002.


Signature                                              Title
---------                                              -----
/s/ Samuel K. Skinner                                  President, Chief Executive Officer and
--------------------------------------------           Director (Principal Executive Officer)
Samuel K. Skinner

/s/ Christopher L. Ellis                               Senior Vice President, Finance and Chief Financial
--------------------------------------------           Officer (Principal Financial Officer)
Christopher L. Ellis

/s/ Robert S. Owen                                     Controller and Principal Accounting Officer
--------------------------------------------
Robert S. Owen

/s/ Robert V. Delaney                                  Director
--------------------------------------------
Robert V. Delaney

/s/ Neil A. Springer                                   Director
--------------------------------------------
Neil A. Springer

/s/ William N. Weaver, Jr.                             Director
--------------------------------------------
William N. Weaver, Jr.

/s/ Morley Koffman                                     Director
--------------------------------------------
Morley Koffman

/s/ John W. Puth                                       Director
--------------------------------------------
John W. Puth

/s/ Anthony J. Paoni                                   Director
--------------------------------------------
Anthony J. Paoni

/s/ Stephen B. Timbers                                 Director
--------------------------------------------
Stephen B. Timbers

     The Plan. Pursuant to the requirements of the Securities Act, the USF Employees' Stock Purchase Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on the 18th day of June, 2002.

                                USFreightways Corporation

                                By:    /s/ Gerard M. Klaisle
                                    -------------------------------------------
                                    Gerard M. Klaisle
                                    Senior Vice President of Human Resources
                                    On behalf of its Plan Administrator

                                  EXHIBIT INDEX

         Exhibit
         Number                        Description of Exhibit
         -------                       ----------------------

          4.1 Amended and Restated Certificate of Incorporation of USFreightways Corporation (incorporated by reference from Exhibit 3.1 to USFreightways Corporation Transition Report on Form 10-K, from June 29, 1991 to December 28, 1991); Certificate of Designation for Series A Junior Participating Cumulative Preferred Stock (incorporated by reference from Exhibit 3(a) to USFreightways Corporation Annual Report on Form 10-K for the year ended January 1, 1994); Certificate of Amendment of Restated Certificate of Incorporation of USFreightways Corporation (incorporated by reference from Exhibit 3(i) to USFreightways Corporation Report on Form 10-Q for the quarter ended June 29, 1996).

          4.2 By-laws of USFreightways Corporation, as restated as of October 27, 2000 (incorporated by reference from Exhibit 3(b) to USFreightways Corporation Annual Report on Form 10-K for the year ended December 31,
                          2000).

          4.3 Indenture, dated as of May 5, 1999 among USFreightways Corporation, the Guarantors named therein and Bank One, Michigan, as Trustee (as the successor-in-interest to NBD Bank) (incorporated by reference from
                          Exhibit 4.1 to USFreightways Corporation Current Report on Form 8-K, filed on May 11, 1999).

          4.4 First Supplemental Indenture, dated as of January 31, 2000 among USFreightways Corporation, the Guarantors named therein and Bank One, Michigan, as Trustee (as the successor-in-interest to NBD Bank) (incorporated by reference from Exhibit 4.5 to USFreightways Corporation Registration Statement on Form S-3, filed on January 31, 2000, Registration No. 333-95777).

          4.5 USF Employees' Stock Purchase Plan, as amended and restated.

          4.6 First Amendment to the USF Employees' Stock Purchase Plan, as amended and restated.

          5               Opinion of Sachnoff & Weaver, Ltd.

         23               Consent of Sachnoff & Weaver, Ltd. (included in
                          Exhibit 5).

         24 Power of Attorney (contained on the signature page hereto).